================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 15, 2005

                          PROLIANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       1-13894                  34-1807383
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                                 (203) 401-6450
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 15, 2005, the Compensation Committee of the Board of
Directors of Proliance International, Inc. (the "Company") determined to increase the base salary of Charles E. Johnson, the Company's President and
Chief Executive Officer, from $440,000 per year to $500,000 per year. The salary increase was implemented retroactive to the pay period beginning December 12,
2005. The Compensation Committee based its decision in part on the increased responsibilities Mr. Johnson has undertaken since the Company's merger with the aftermarket business of Modine Manufacturing Company in July 2005. The foregoing may be deemed an amendment to Mr. Johnson's Employment Agreement with the
Company dated March 12, 2001, as amended October 28, 2004.

                                       2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PROLIANCE INTERNATIONAL, INC.

Date: December 20, 2005             By: /s/ Richard A. Wisot
                                        ----------------------------------------
                                        Richard A. Wisot
                                        Vice President, Treasurer, Secretary,
                                        and Chief Financial Officer